                                                                  Exhibit 3.2

                                                              STATE OF MISSOURI
                                       James C. Kirkpatrick, Secretary of State

                                                           CORPORATION DIVISION

                            Certificate of Amendment

WHEREAS, PIONEER FINANCIAL SERVICES, INC. (FORMERLY: PIONEER FINANCE COMPANY), a
corporation organized under The General and Business Corporation Law has delivered to me a Certificate of Amendment of its Articles of Incorporation and
has in all respects complied with the requirements of law governing the amendment of Articles of Incorporation under The General and Business
Corporation Law.

NOW, THEREFORE, I, JAMES C. KIRKPATRICK, Secretary of State of the State of
Missouri, do hereby certify that I have filed said Certificate of Amendment as provided by law, and that the Articles of Incorporation of said corporation are amended in accordance therewith.
                                       IN TESTIMONY WHEREOF, I have
                                       hereunto set my hand and affixed the
                                       GREAT SEAL of the State of Missouri,
                                       at the City of Jefferson, this 19th
                                       day of September, 1978.

                                             /S/ JAMES C. KIRKPATRICK
                                        ----------------------------------------
                                                              Secretary of State

RECEIVED OF: Pioneer Financial Services, Inc. Fifteen Dollars and no/100
Dollars, $15.00 For Credit of General Revenue Fund, on Account of Amendment Fee.

No. #00055239                            /S/ ILLEGIBLE
                                         ---------------------------------------
                                          Deputy Collector of Revenue

                     AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                             PIONEER FINANCE COMPANY

Honorable James C. Kirkpatrick
Secretary of State
State of Missouri
Jefferson City, Missouri  65101

         Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned corporation certifies the following:

          1. The name of the corporation is PIONEER FINANCE COMPANY, which is to be changed to PIONEER FINANCIAL SERVICES, INC. The name under which it was originally organized was SULLIVAN CHEVROLET COMPANY.

          2. An amendment to the corporation's Articles of Incorporation was adopted by the shareholders on September 8, 1978.

          3. Article First is amended to read as follows:

         FIRST - That the name of the corporation shall be PIONEER FINANCIAL
SERVICES, INC.

          4. Of the 17,136 shares issued and outstanding, 17,136 of such shares were entitled to vote on such amendment, all of which shares consisted of one class of common shares.

          5. 17,136 shares voted for the amendment and no shares voted against the amendment.

          IN WITNESS WHEREOF, the undersigned, William D. Sullivan, President, has executed this instrument and its Secretary, Georgia K. Sullivan, has affixed its corporate seal hereto and attested said seal on the 8th day of September,
1978. PIONEER FINANCE COMPANY (Changed to Pioneer Financial Services, Inc.)

                                                   /S/ WILLIAM D. SULLIVAN
  (CORPORATE SEAL)                           By: _______________________________
                                                   William D. Sullivan
                                                   President

ATTEST:

/S/ GEORGIA K. SULLIVAN
-----------------------
Georgia K. Sullivan
Secretary

STATE OF MISSOURI )
                  ) ss.
COUNTY OF JACKSON )

         I,   ILLEGIBLE  , a notary public, do hereby certify that
on this 8th day of September, 1978, personally appeared before me WILLIAM D.
SULLIVAN, who, being by me first duly sworn, declared that he is the President of Pioneer Financial Services, Inc., that he signed the foregoing document as
President of the corporation, and that the statements therein contained are true.

                                             /S/ ILLEGIBLE
                                             ----------------------------------
                                             Notary Public

My commission expires:

March 2, 1982
-------------------------